Exhibit 10.11

AMENDMENT 2014-2

TO THE

DEVON ENERGY CORPORATION

NON QUALIFIED DEFERRED COMPENSATION PLAN

The Devon Energy Corporation Non-Qualified Deferred Compensation Plan (the “Plan”) is amended, effective April 15, 2014, as follows:

1. Section 4.1 of the Plan (“Deferrals”) is amended to add a new flush paragraph at the end thereof to read as follows:

“Notwithstanding the foregoing, the deferral election of any Eligible Employee who initially becomes eligible to participate in the Plan during a Plan Year pursuant to Section 4.2(b) shall apply only to Base Salary and any Bonus which may be earned by such Eligible Employee with respect to services performed after the Eligible Employee files an irrevocable deferral election form and it is effective. In this regard, an Eligible Employee’s Bonus deferral election shall be prorated to the extent necessary to ensure that it applies only to the portion of the Bonus earned for periods after the deferral election is filed and effective.”

2. Section 4.2 of the Plan (“Timing of Deferral Election”) is amended in its entirety to read as follows:

“4.2 Timing of Deferral Election. The timing of deferral elections shall be as follows:

(a) Except as otherwise provided in subsection (b) with respect to an Eligible Employee’s initial year of eligibility (if such Eligible Employee is designated by the Committee as initially being eligible to commence participation in the Plan during such initial year of eligibility), an Eligible Employee must file a deferral election form for each Plan Year and the Eligible Employee’s election to defer Base Salary or Bonus shall apply to Base Salary or Bonus earned during the Plan Year that commences immediately following the Plan Year in which the election is made and is irrevocable except as otherwise provided herein. Irrevocable elections to defer Base Salary or Bonus must be completed and filed on or before December 31 of the year immediately preceding the Plan Year in which the election is to apply.

(b) For any Eligible Employee who is designated by the Committee as initially being eligible to commence participation in the Plan during a particular Plan Year, the Eligible Employee must file an irrevocable deferral election to defer Base Salary or Bonus earned with respect to services performed after the date on which the deferral election is filed and effective except as otherwise provided herein. A deferral election may not be effective any earlier than the date it is filed. Irrevocable elections to defer Base Salary or Bonus for the remainder of the Plan Year of initial eligibility must be completed and filed within 30 days after the date on which the Eligible Employee becomes initially eligible to participate in the Plan.”

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IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2014-2 to the Devon Energy Corporation Non-Qualified Deferred Compensation Plan to be executed this 9th day of May 2014.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph
Name:	Frank W. Rudolph
Title:	Executive Vice President, Human Resources

[Signature Page to Amendment to the Devon Energy Corporation Non-Qualified Deferred Compensation Plan]